EXHIBIT 4.1

NUMBER                                                                     UNITS


U-

SEE REVERSE FOR
CERTAIN DEFINITIONS
                         PLATINUM ENERGY RESOURCES, INC.


                                                            CUSIP ______________


                  UNITS CONSISTING OF ONE SHARE OF COMMON STOCK
              AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK


THIS CERTIFIES THAT                                       is the owner of Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Platinum Energy Resources, Inc., a Delaware corporation (the "Company"), and one warrant (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) ____________, 2006 or (ii) the earlier of the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination, and will expire unless exercised before 5:00 p.m., New York City Time, on ______________, 2009, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to ____________, 2005, subject to earlier separation in the discretion of Casimir Capital LP. The terms of the Warrants are governed by a Warrant Agreement, dated as of ____________, 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By
                         PLATINUM ENERGY RESOURCES, INC.
                                    CORPORATE
---------------------------------   DELAWARE     -------------------------------
            Chairman of the Board     SEAL       Secretary
                                      2005


                         PLATINUM ENERGY RESOURCES, INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                           UNIF GIFT MIN ACT - Custodian
TEN ENT - as tenants by the entireties                            (Cust)      (Minor)
JT TEN  - as joint tenants with right of survivorship    under Uniform Gifts to Minors Act
          and not as tenants in common
                                                                   ----------------------
                                                                          (State)

Additional Abbreviations may also be used though not in the above list.
For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


                                                                           Units


represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                      Attorney to transfer the said Units on the

books of the within named Company will full power of substitution in the premises.

Dated_____________


                     ___________________________________________________________
                     NOTICE: The signature to this assignment must correspond
                             with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

__________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).